        Second Amendment to Ground Lease dated as of February 19, 1995 between the Registrant and Decatur.

                       SECOND AMENDMENT TO GROUND LEASE
                       --------------------------------


          This Second Amendment to Ground Lease (this "Amendment") is made and entered into as of the 19th day of February, 1995, by and between NEW ENGLAND LIFE PENSION PROPERTIES; A REAL ESTATE LIMITED PARTNERSHIP (the "Landlord"), whose address is c/o Copley Real Estate Advisors, Inc., 399 Boylston Street, Boston, MA 02116, and DECATUR TOWNCENTER ASSOCIATES, LTD., a Georgia limited partnership (the "Tenant"), whose address is c/o Pope & Land Enterprises, 3065 Hargrove Road, Suite 350, Atlanta, Georgia 30339, who, for and in consideration of the sum of Ten Dollars ($10.00) each to the other paid, and the mutual covenants flowing between the parties hereto, the receipt and sufficiency of which are hereby acknowledged, do hereby covenant, warrant and agree as follows:

          1. Recitals.  This Amendment is made with reference to the following
             --------
facts and objectives:

          a. Landlord and Tenant entered into a certain written Ground Lease dated February 20, 1985 (the "Lease") and a certain written Short-Form Ground Lease dated February 20, 1985 recorded in Deed Book 5156, Page 52, Records of DeKalb County, Georgia, pursuant to which Landlord leased to Tenant and Tenant leased from Landlord, certain premises more particularly described therein (the "Premises").

          b. Landlord and Tenant entered into a certain written First Amendment to Short-Form Ground Lease and Ground Lease dated February 1, 1988, recorded in Deed Book 6092, Page 455, Records of DeKalb County, Georgia, amending the Lease (as so amended, the Lease is hereinafter referred to as the "Amended Lease").

          c. The parties hereto desire to amend the Amended Lease on the effective date hereof on the terms and conditions set forth herein.

          2.  Representations.  As an inducement to Landlord to enter into this
              ---------------
Amendment, Tenant represents that (a) Tenant has not made any assignment, sublease, transfer, conveyance or other disposition of said lease or any interest thereof; and that there exists no claim, demand, obligation, liability, action or cause of action arising from said Amended Lease; and (b) there are no liens for past due taxes of any nature (except any lien for unpaid city, state and county 1995 ad valorem taxes on said Premises), paving, sidewalk, curbing, sewer, or any other street improvements of any kind against or affecting said Premises.

          3.  Amendment of Section 3.1 of the Lease.  The following is added as
              -------------------------------------
a new Section 3.1.D. of the Amended Lease, immediately following Section 3.1.C. of the Amended Lease:

               "D. Notwithstanding anything else to the contrary contained herein, Tenant shall be required to pay Fixed Monthly Rental due to Landlord only from and to the extent of Net Operating Cash Flow for the month in which such payment is due. Each such Fixed Monthly Rental (or portion thereof) which is not paid by Tenant when due in accordance with the foregoing sentence shall accrue interest from the date the same was due. The total of all such unpaid Fixed Monthly Rental (or portions thereof) together with all interest accruals thereon, shall be referred to herein as the "Accrued Amount." The Accrued Amount or any portion thereof remaining unpaid at any time and from time to time during the Term of this Lease (the "Accrual Balance") shall bear interest at the rate of 8.5% per annum, compounded monthly, until fully paid by Tenant to Landlord. Notwithstanding the foregoing, Tenant hereby agrees to apply all Net Operating Cash Flow for any month during the Term of this Lease (in excess of the amount required to be paid pursuant to the first sentence of this paragraph) to reduce the outstanding Accrual Balance until paid in full. In all events, the entire Accrual Balance remaining unpaid on the date of termination of this Lease shall be paid to Landlord in full on such date of termination. For purposes of this Lease, the term "Net Operating Cash Flow" shall mean, as to any particular month or portion thereof, the difference between (i) Gross Receipts, less (ii) Operating Expenses."

          4.  Amendment of Section 12.5 of the Lease.  Section 12.5 is hereby
              --------------------------------------
deleted from the Amended Lease in its entirety, and the following is hereby substituted in its place:

               "12.5 Landlord's and Tenant's Share of Net Condemnation Proceeds.
                     ----------------------------------------------------------
     Net Condemnation Proceeds which are not applied to Restoration after Taking and are to be distributed under the provisions of this Article shall be distributed as follows:

               A.  First, to Landlord to the extent of the Accrual Balance;

               B. Second, to Landlord to the extent of Landlord's Interest in the Land;

               C. Third, to the First Mortgagee to the extent necessary to satisfy all amounts secured by the First Mortgage;

               D. Fourth, to the holders of any junior Mortgages, in the order of priority of such Mortgages, to the extent necessary to satisfy all amounts secured by such junior Mortgages;

               E. Fifth, to Tenant an amount equal to the aggregate cost of (a) capital improvements made after the Lease Commencement Date with respect to the Property with the approval of Landlord, less the
                                                                 ----
          aggregate amount of costs of capital improvements included in Operating Expenses under paragraph B(2) of Section 3.1 and costs incurred in connection with a Restoration or Restoration after Taking and (b) actual increases in Operating Expenses for the Property incurred after the Lease Commencement Date which are not included in Escalation Receipts, with interest thereon at a rate of 8.5% per annum if paid from Tenant's own funds or, if paid from borrowed funds, the rate of interest paid by Tenant on such borrowings, in either case calculated on each such expense from the date such item of expense is paid, provided that amounts payable under this clause (b) with respect to increases in Operating Expenses and interest thereon shall only be paid if and to the extent that the Property has appreciated in value after each such element of increased expense is paid and each increment of interest thereon has accrued;

               F.  The balance, if any, 60% to Landlord and 40% to Tenant.

          5.   Amendment of Section 16.8 of the Lease. Sections 16.8.A., 16.8.B.
               --------------------------------------
     and 16.8.C. are hereby deleted from the Amended Lease in their entirety, and the following is hereby substituted in their place:

               "16.8.  Sale of Property, Application of Net Sale Proceeds.
                       --------------------------------------------------

                    A. The proceeds of any sale of the entire Property (Landlord's Estate together with Tenant's Estate) pursuant to and in accordance with the provisions of this Section 16.8, less the
                                                               ----
          reasonable costs and expenses of such sale (including, without limitation, transfer taxes, attorneys' fees, brokerage commissions, title premiums, filing fees and any fees required to secure the consent of any mortgagee)

     ("Net Sale Proceeds") shall be paid, applied and distributed as follows:

               (i)   First, to Landlord to the extent of the Accrual Balance;

               (ii) Second, to Landlord to the extent of Landlord's Interest in the Land;

               (iii) Third, to the First Mortgagee to the extent necessary to satisfy all amounts secured by the First Mortgage;

               (iv) Fourth, to the holders of any junior Mortgages, in the order of priority of such Mortgages, to the extent necessary to satisfy all amounts secured by such junior Mortgages;

               (v)   Fifth, to Tenant an amount equal to the aggregate cost of
     (a) capital improvements made after the Lease Commencement Date with respect to the Property with the approval of Landlord, less the aggregate
                                                            ----
     amount of costs of capital improvements included in Operating Expenses under paragraph B2 of Section 3.1 and costs incurred in connection with a Restoration or Restoration after Taking and (b) actual increases in Operating Expenses for the Property incurred after the Lease Commencement Date which are not included in Escalation Receipts, with interest thereon at a rate of 8.5% per annum if paid from Tenant's own funds or, if paid from borrowed funds, the rate of interest paid by Tenant on such borrowings, in either case calculated on each such expense from the date such item of expense is paid, provided that amounts payable under this clause (b) with respect to increases in Operating Expenses and interest thereon shall only be paid if and to the extent that the Property is appreciated in value after each such element of increased expense is paid and each increment of interest thereon has accrued;

               (vi)  The balance, if any, 60% to Landlord and 40% to Tenant.

               "B. If Tenant has not delivered to Landlord on or before October 2, 1995, a binding commitment to purchase Landlord's Estate and that certain promissory note from Tenant to Landlord dated February 20, 1985 in the original principal amount of $5,285,000 (the "Note") in form and substance satisfactory to Landlord in its sole discretion, the Developer shall cooperate with Landlord in (i) selecting a real estate broker to market the entire Property (Landlord's Estate together with Tenant's Estate) for sale, (ii) identifying prospective purchasers of the entire Property and (iii) no later than November 4, 1995, mailing to such prospective purchasers a sales brochure and related marketing materials. If Tenant and Landlord have not executed a purchase and sale agreement for the sale of Landlord's Estate and the Note on or before January 1, 1996, the Landlord may at its sole discretion offer the entire Property (Landlord's Estate together with Tenant's Estate) for sale for such price and on such other terms and conditions as the Landlord may determine in its sole discretion. In connection with any such sale or proposed sale, the Landlord shall have the right to cause the Property to be marketed to such prospective purchasers and upon such terms as the Landlord shall determine in its sole discretion and to take such other actions as it deems necessary or appropriate in connection with such sale or proposed sale. The Tenant agrees, at the direction of the Landlord, to execute and deliver such documents, including without limitation purchase and sale agreements, deeds or assignments of lease, as may be reasonably required in connection with any such sale or proposed sale."

          6.  Accrual Balance.  Tenant and Landlord agree that, as of December
              ---------------
31, 1994, the Accrual Balance equals $988,250.

          7.  Effective Date.  The effective date of this Amendment shall be the
              --------------
date first above written.

          8.  Successors.  This Amendment shall be binding on and inure to the
              ----------
benefit of the parties hereto and their heirs, successors and assigns.

          9.  No Other Modification.  Except as specifically amended by this
              ---------------------
Amendment, no other provision of the Amended Lease is hereby modified, and the Amended Lease shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Amended as a sealed instrument on the date first above written.

                                        LANDLORD:

                                        NEW ENGLAND LIFE PENSION PROPERTIES;
                                        A REAL ESTATE LIMITED PARTNERSHIP

                                        By:  Copley Properties Company,
                                             Inc., General Partner



                                             By:_______________________________


                                        TENANT:

                                        DECATUR TOWNCENTER ASSOCIATES, LTD.,



                                        By:____________________________________
                                              A.J. Land, Jr., General Partner


The undersigned leasehold mortgagee
hereby consents to this Amendment
and the terms set forth herein.

NEW ENGLAND LIFE PENSION PROPERTIES;
A REAL ESTATE LIMITED PARTNERSHIP

By:  Copley Properties Company, Inc.



     By:____________________________